SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                                January 19, 2006


                             PHASE III MEDICAL, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


          0-10909                                      22-2343568
  ----------------------                            ------------------
  Commission File Number                              IRS Employer
                                                    Identification No.

330 SOUTH SERVICE ROAD, SUITE 120, MELVILLE, NEW YORK            11747
   (Address of principal executive offices)                    (Zip Code)

                                  631.574.4955
                          Registrant's Telephone Number

                   ___________________________________________
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A

ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

GENERAL.

                  On January 19, 2006, Phase III Medical, Inc. ("Phase III" or the "Company") consummated its acquisition of the assets of NeoStem, Inc. ("NeoStem"), a California corporation. The purchased assets were those relating to NeoStem's business of collecting and storing adult stem cells. The purchase price for NeoStem's assets consisted of 5 million shares of the Company's common stock, plus the assumption of certain enumerated liabilities of NeoStem and liabilities under assumed contracts. Of the stock consideration, 60% (or 3 million shares) will be retained in escrow for a period of one (1) year subject to certain indemnification claims. The assumed liabilities of NeoStem as of the Closing Date, including accounts payable and accrued liabilities, professional fees incurred in the acquisition and capitalized lease obligations, were approximately $465,000, of which holders agreed to the satisfaction of approximately $82,000 of such liabilities by the issuance of an additional 2,012,225 shares of the Company's Common Stock. The amount of the consideration paid pursuant to the Agreement was determined based on arms length negotiations between the parties. The shares issued to NeoStem are subject to certain piggyback registration rights. A copy of the Asset Purchase Agreement dated December 6, 2005 among the Company, its wholly-owned subsidiary, Phase III Medical Holding Company and NeoStem was annexed to the Company's Current Report on Form 8-K filed on December 12, 2005.

                  Effective with the acquisition, the business of the Company has changed, so that the business of NeoStem now will be the principal business of the Company. The Company will attempt to utilize the combined Phase III and NeoStem management teams to develop and expand NeoStem's adult stem cell processing and storage business, instead of its historic business of providing capital and business guidance to companies in the healthcare and life science industries.

BUSINESS.

                  NeoStem, Inc. (hereinafter referred to as "NeoStem") was incorporated in California on July 12, 2002 under the name Second Chance Stem Cells, Inc. NeoStem was known as Second Chance Stem Cells, Inc. until it changed its name on November 22, 2002, to NeoStem, Inc. From its inception through September 30, 2005, NeoStem was engaged in the sale of adult stem cell banking services and medical imaging products.

                  In October,  2003 NeoStem  leased,  for 15 months,  laboratory space in a research facility at Cedars Sinai Hospital in Los Angeles, CA. and entered into a services agreement with Apheresis Services of Southern California, Inc. to provide adult stem cell collection services. In December, 2003 NeoStem purchased approximately $120,000 of equipment in the form of capital leases to outfit its laboratory for processing, cryopreservation and storage of adult stem cells. In May, 2004, after a validation process and inspection and approval by the State of California, NeoStem received a biologics license and commenced commercial operations. As such, NeoStem was no longer considered to be a development stage Company. In January, 2005 NeoStem moved its adult stem cell processing and storage facility to Good Samaritan Hospital because its lease at Cedars Sinai Hospital was not renewed. NeoStem was compelled to cease operations because it did not have sufficient assets to complete the revalidation of the laboratory at Good Samaritan Hospital and NeoStem's biologics license was suspended. In October, 2005 NeoStem has restarted the validation of the laboratory at Good Samaritan Hospital and is currently seeking a new biologics license from the State of California.

                  NeoStem has nominal operations and nominal assets at this time, so that, after consummation of the asset purchase, the Company remains a "shell company", as that term is defined in Rule 12b-2 under the Exchange Act. From inception through September 30, 2005, NeoStem had aggregate revenues of $25,500, and aggregate losses of $2,357,940. At September 30, 2005, NeoStem had negative working capital of $277,308 and negative stockholders equity of $269,493.

                  NeoStem is attempting to pioneer the pre-disease collection, processing and storage of adult stem cells for present and future medical treatment. (The adult stem cell industry is a field independent of embryonic stem cell research. "Autologous" refers to tissue transfers where the donor and the recipient are the same.) In the future, it hopes to also become involved in therapeutic applications for future healthcare needs. NeoStem provides adult stem cell processing, collection and banking services, with the goal of making stem cell collection and storage widely available, so that the general population will have the opportunity to store their own stem cells for future healthcare needs.

                  Phase III will attempt to develop this business into a leader in the adult stem cell field and to capitalize on the increasing importance the Company believes adult stem cells will play in the future of regenerative medicine. The use of adult stem cells as a treatment option for those who develop heart disease, certain types of cancer and other critical health problems is a burgeoning area of clinical research today.

                  PRIOR RELATIONSHIPS. On September 9, 2005, the Company signed a revenue sharing agreement with NeoStem. The Company had agreed to fund NeoStem up to $20,000 initially to pay certain expenses which the Company had the right to approve or not to approve prior to funding. The Company had agreed to fund NeoStem based on a formula relating to the Company's ability to raise capital. Once funded, NeoStem would pay the Company monthly based on the revenue generated in the previous month with a minimum payment due each month. That agreement was terminated as a result of the NeoStem acquisition.

                  On March 31, 2004, the Company entered into a joint venture agreement to assist NeoStem in finding uses of and customers for NeoStem's services and/or technology. The Company's initial efforts concentrated on developing programs utilizing NeoStem's services and/or technology through the Department of Homeland Security and/or other government agencies. That agreement was terminated as a result of the NeoStem acquisition.

                  EMPLOYEES. As of December 31, 2005, NeoStem had 3 employees. Of those individuals, 2 will remain with the Company.

                  PROPERTIES. In January 2005, NeoStem began leasing space at Good Samaritan Hospital in Los Angeles, California at an annual rental of approximately $26,000 for use as its stem cell processing and storage facility. The lease expired on December 31, 2005, but NeoStem continues to occupy the space on a month-to-month basis. This space will be sufficient for the Company's needs in the short term and the Company is in the process of negotiating a new lease for the facility with the landlord. If such negotiations are unsuccessful, the Company believes that it will be able to find a suitable alternative location.

                  NeoStem also leases office space on a month-to-month basis from Symbion Research International at a monthly rental of $1,687.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth information as to the number of shares of the Company's Common Stock beneficially owned, following the closing as of January 19, 2006, by (i) each beneficial owner of more than five percent of the outstanding Common Stock, (ii) each officer and director and (iii) all officers and directors of the Company as a group. All shares are owned both beneficially and of record unless otherwise indicated. Unless otherwise indicated, the address of each beneficial owner is c/o Phase III Medical, Inc., 330 South Service Road, Suite 120, Melville, New York 11747.


                                                                                               Percentage
           Name and Address of                            Number of Shares                   of Common Stock
          Beneficial Holder (1)                         Beneficially Owned (2)             Beneficially Owned (2)
-----------------------------------------------------------------------------------------------------------------
Mark Weinreb                                              8,185,000 (3)                        9.62%
President, Chief Executive Officer and Director

Dr. Wayne Marasco                                         3,608,333 (4)                        4.48%
Senior Scientific Advisor and Director

Dr.  Joseph Zuckerman                                     2,135,000(5)                         2.67%
Director

Catherine M. Vaczy                                        5,906,488(6)                         7.52%
Executive Vice President and General Counsel

Dr. Armando Munoz                                         9,791,666(7)                        11.99%
Caribbean Stem Cell Group, Inc.
Box 800982-00780-0982
Cotto Laurel, Puerto Rico 00780

Robert Aholt, Jr                                         12,652,230(8)                        15.91%
20128 Cavern Court
Saugus, Los Angeles, CA  91390

Larry A. May, Officer                                       496,148(9)                           <1%

Denis Rodgerson, Officer                                    675,227(10)                          <1%

Joel San Antonio                                          3,752,500(11)                        4.78%
56 North Stanwich Road
Greenwich, CT  06831

NeoStem, Inc.                                             5,000,000                            6.37%
29219 Canwood Street
Suite 100
Agoura Hills, CA  91301

All Directors and Officers as a group (seven persons)    33,658,426(12)                       37.37%
-----------------------------------------------------------------------------------------------------------------

1. Unless otherwise noted, each stockholder's address is in care of Phase III Medical, Inc., 330 South Service Road, Suite 120, Melville, New York 11747.
2. The percentage of Common Stock owned by each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially owned by such stockholder as of January 19, 2006, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by (ii) the sum of (A) 78,533,587 which is the number of shares of Common Stock outstanding as of January 1, 2006, plus (B) the number of shares of Common Stock issuable upon exercise of currently exercisable options and warrants held by such stockholder. For purposes of this security ownership table, "currently exercisable options and warrants" consist of options and warrants exercisable as of January 19, 2006 or within 60 days after January 19, 2006. Except as indicated by footnote, the stockholder has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.
3. Includes currently exercisable options to purchase 4,550,000 shares of Common Stock; 3,000,000 shares of restricted Common Stock, vested as to 1,000,000 shares.
4. Includes currently exercisable options to purchase 2,025,000 shares of Common Stock.
5. Includes currently exercisable options to purchase 1,350,000 shares of Common Stock.
6. Includes currently exercisable options to purchase 200,000 shares of Common Stock.
7. Includes 6,250,000 shares of Common Stock held by Caribbean Stem Cell Group, Inc. of which Dr. Munoz is President and a currently exercisable Warrant to purchase 3,125,000 shares of Common Stock expiring on January 31, 2006 held by Caribbean Stem Cell Group.
8. Includes 7,282,913 shares of Common Stock owned by the Robert J. Aholt, Jr. Family Trust dated 2/17/97 of which Mr. Aholt is Trustee and currently exercisable options to purchase 1,000,000 shares of Common Stock.
9. Includes currently exercisable options to purchase 400,000 shares of Common Stock. Does not include shares to which Mr. May is entitled to have distributed to him in connection with the Registrant's issuance to NeoStem of 5,000,000 shares of its Common Stock pursuant to the Registrant's purchase of NeoStem's assets.
10. Does not include shares to which Dr. Rodgerson is entitled to have distributed to him in connection with the Registrant's issuance to NeoStem of 5,000,000 shares of its Common Stock pursuant to the Registrant's purchase of NeoStem's assets.
11. This information was obtained from the records of the Company's stock transfer agent.
12. Includes currently exercisable options to purchase 9,525,000 shares of Common Stock.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

                  On November 20, 2005, the Company issued to an employee an aggregate of 60,000 shares of its restricted Common Stock in payment of an aggregate of $3,000 in accrued salary.

                  On January 19, 2006, the Company effected the issuance of the shares of Common Stock in connection with the purchase of the NeoStem assets described in Item 2.01 above.

                  On December 1, 2005, the Company issued to its investor relations consultant 16,666 shares of unregistered Common Stock pursuant to the terms of its consulting agreement in partial consideration for services thereunder.

                  On December 22, 2005, the Company issued to its Executive Vice President and General Counsel an aggregate of 416,666 shares of its restricted Common Stock in payment of an aggregate of $25,000 in accrued salary.

                  Effective as of each of January 10, 2006 and January 11, 2006, respectively, the Company effected the exchange (the "Exchange") of an aggregate of $45,000 in outstanding indebtedness of the Company represented by certain promissory notes (the "Notes") for an aggregate of 765,000 shares of restricted Common Stock of the Company. The rate at which the Notes were exchanged for shares of Common Stock was 17,000 shares of Common Stock for every $1,000 of indebtedness represented by the Notes.

                  The offer and sale by the Company of the securities described above were made in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), for transactions by an issuer not involving a public offering except that the offer and sale by the Company of the securities described in paragraph three of this Item 3.02 above were made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act for exchange offers. The offer and sale of such securities were made without general solicitation or advertising and no commissions were paid.

5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS' APPOINTMENT OF PRINCIPAL OFFICERS.

                  (a) On January 20, 2006, Robert Aholt tendered his resignation as chief operating officer of the Company effective February 19, 2006.

                  (b) In connection with the NeoStem acquisition, Larry A. May joined the Company as an officer. Mr. May, the former Treasurer of Amgen (one of the world's largest biotechnology companies), initially joined Phase III Medical to assist with licensing activities in September 2003. For the last 20 years, Mr. May has worked in the areas of life science and biotechnology. From 1983 to 1998, Mr. May worked for Amgen as Corporate Controller (1983 to 1988), Vice President/Corporate Controller/Chief Accounting Officer (1988 to 1997), and Vice President/Treasurer (1997 to 1998). At Amgen, Mr. May helped build its accounting, finance and IT organizations. From 1998 to 2000, Mr. May served as the Senior Vice President, Finance & Chief Financial Officer of Biosource International, Inc., a provider of biologic research reagents and assays. From 2000 to May 2003, Mr. May served as the Chief Financial Officer of Saronyx, Inc., a company focused on developing productivity tools and secure communication systems for research scientists. From August 2003 to present, Mr. May served as the Chief Executive Officer and Chief Financial Officer of NeoStem. Mr. May received a Bachelor of Science degree in Business Administration & Accounting in 1971 from the University of Missouri.

                  (c) In connection with the NeoStem acquisition, Denis Rodgerson, Ph.D. joined Phase III as an officer of the Company. Dr. Rodgerson, one of the original founders of NeoStem, has over 36 years experience managing large tertiary care and reference clinical laboratories with many patents and articles to his credit. Prior to joining NeoStem, he co-founded StemCyte, and oversaw the company to the world's second largest umbilical cord stem cell bank with multinational collection centers. His career has included being the Vice-Chairman and Professor of the Department of Pathology and Laboratory Medicine at the University of California Los Angeles ("UCLA") and Director of Pediatric Laboratories and Analytical Toxicology Service at the University of Colorado. At UCLA, where he was the Head of Clinical Chemistry and Toxicology and Clinical Laboratory Computing, he was in charge of a laboratory and administrative staff of more than 300 with an annual operating budget of $12 million and revenues of $60 million.

                  Prior to UCLA, he held the positions of Director of Pediatric Laboratories and Analytical Toxicology Service at the University of Colorado for 12 years. He is a Fellow of the Association of Clinical Scientists and Institute of Medical Laboratory Science. As a long-standing member of the American Association for Clinical Chemistry, he served on its Board of Directors and was the Chairman of the 1969 National Meeting and many other committees. The committees that he has served on at UCLA and the University of California system-wide, include serving as the Director of the Office of Industry Relations, Chairman of the System-wide Library Committee, member of the System-wide Committee on Information Transfer and Technology Policy and the President's Task-Force on the California Digital Library. Dr. Rodgerson has published more than 150 articles in the medical and scientific literature. He has held consulting positions for many institutions and corporations, including NASA, National Bureau of Standards, Hewlett Packard, Beckman Instruments, Hybridtech, Boehringer-Mannheim Corporation, 3M Company, Warren-Teed Pharmaceuticals, Micromedic Systems, Ortho Diagnostics, National Health Laboratories, Consolidated Biomedical Laboratories, Bio-Dynamics, Inc., Fisher Scientific, E. I. DuPont de Nemours, Ciba Pharmaceuticals, DNA Technology, and Diagnostic Products Corporation. Dr. Rodgerson received his M.S. and Ph.D. from the University of Colorado.

                  In connection with the Company's acquisition of the assets of NeoStem on January 19, 2006, the Company entered into employment agreements with each of Larry A. May and Denis O. Rodgerson. Mr. May is the former Chief Executive Officer and Dr. Rodgerson is one of the founders of NeoStem. Pursuant to Mr. May's employment agreement, he is to serve as an officer of the Company reporting to the CEO for a term of three years, subject to earlier termination as provided in the agreement. In return, Mr. May will be paid an annual salary of $165,000, payable in accordance with the Company's standard payroll practices, will be entitled to participate in the Company's benefit plans generally available to other executives, including a car allowance equal to $750 per month and was granted on his commencement date an employee stock option under the Company's Equity Purchase Plan ("EPP") to purchase 150,000 shares of the Company's Common Stock at a per share purchase price equal to $.05, the closing price of the Common Stock on the commencement date, which vests as to 50,000 shares of Common Stock on the first, second and third anniversaries of the commencement date. Under certain circumstances, Mr. May is also entitled to a severance payment equal to one year's salary in the event of the early termination of his employment.

                  Dr. Rodgerson's employment agreement is identical to Mr. May's employment agreement, except that (i) its term is one year; (ii) he was granted an option to purchase 50,000 shares of Common Stock under the EPP vesting in its entirety after one year; and (iii) his agreement does not contain a provision for severance.

CAUTION REGARDING FORWARD LOOKING STATEMENTS

                  Certain statements in this Form 8-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation reform Act of 1995, including statements concerning the Company's ability to develop the adult stem cell business, the future of regenerative medicine and the role of adult stem cells in that future, the future use of adult stem cells as a treatment option and the potential revenue growth of NeoStem's business. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Phase III Medical, Inc. ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's ability to enter the adult stem cell arena and future operating results are dependent upon many factors, including but not limited to
(i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) scientific and medical developments beyond the Company's control; and (v) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at WWW.SEC.GOV under "Search for Company Filings."

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                  (i)     Report  of  Independent   Registered  Public
                          Accounting Firm

                  (ii) Balance Sheets at December 31, 2004 and 2003 and September 30, 2005 (unaudited)

                  (iii) Statements of Operations for Years Ended December 31, 2004, 2003 and 2002 and nine months ended and September 30, 2005 (unaudited) and 2004 (unaudited)

                  (iv) Statements of Stockholders' Deficit for Years Ended December 31, 2004, 2003 and 2002 and nine months ended September 30, 2005 (unaudited) and 2004 (unaudited)

                  (v) Statements of Cash Flows for Years Ended December 31, 2004, 2003 and 2002 and nine months ended September 30, 2005 (unaudited) and 2004 (unaudited)

                  (vi)    Notes to Financial Statements

(b) PRO FORMA FINANCIAL INFORMATION

                  (i)     Phase    III    Medical,    Inc.    Proforma
                          Consolidated  Balance  Sheet as of September
                          30, 2005

                  (ii) Phase III Medical, Inc.Proforma Consolidated Statement of Operations Nine Months Ended September 30, 2005

                  (iii)   Phase    III    Medical,    Inc.    Proforma
                          Consolidated  Statement of  Operations  Year
                          Ended December 31, 2004

(c) EXHIBITS

Exhibit 10.1. Employment Agreement between the Company and Larry A. May dated January 19, 2006

Exhibit 10.2 Employment Agreement between the Company and Denis O. Rodgerson dated January 19, 2006

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PHASE III MEDICAL, INC.



                               By: /S/MARK WEINREB
                               ---------------------------
                                   Mark Weinreb
                                   President and CEO
Dated:  January 25, 2006

                                  NEOSTEM, INC.

                                Table of Contents


                                                                                                                 Page
                                                                                                             --------------
Report of Independent Registered Public Accounting Firm -
Holtz Rubenstein Reminick LLP                                                                                    F - 1

Financial Statements:

Balance Sheets at December 31, 2004 and 2003 and September 30, 2005 (unaudited)                                  F - 3

Statements of Operations
                                 Years Ended December 31, 2004, 2003 and 2002 and nine months ended              F - 4
                                      September 30, 2005 (unaudited) and 2004 (unaudited)

Statements of Stockholders' Deficit
                                  Years Ended December 31, 2004, 2003 and 2002 and nine months ended             F - 5
                                       September 30, 2005 (unaudited)

Statements of Cash Flows
                                  Years Ended December 31, 2004, 2003 and 2002 and nine months ended             F - 6
                                       September 30, 2005 (unaudited) and 2004 (unaudited)

Notes to Financial Statements                                                                           F - 8 - F - 21

Section 1.  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

NeoStem, Inc.

We have audited the accompanying balance sheets of NeoStem, Inc. as of December 31, 2004 and 2003 and the related statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeoStem, Inc. as of December 31, 2004 and 2003 and the results of its operations and cash flows for each of the years in the three year period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ HOLTZ RUBENSTEIN REMINICK LLP

Melville, New York
January 18, 2006

                                  NeoStem, Inc.

                                 Balance Sheets



                                                                           December 31,          September 30,
                                                                   --------------------------   --------------
                                                                      2004           2003            2005
                                                                   -----------    -----------    -----------
Assets                                                                                           (Unaudited)

Current Assets:
  Cash and cash equivalents                                        $     3,687    $   162,426    $        95
  Prepaid expenses and other current assets                              2,500         13,056           --
                                                                   -----------    -----------    -----------
Total Current Assets                                                     6,187        175,482             95

Property and Equipment, net                                            110,371         94,184         91,108

Other Assets                                                             5,500          5,400          5,500
                                                                   -----------    -----------    -----------
                                                                   $   122,058    $   275,066    $    96,703
                                                                   ===========    ===========    ===========
Liabilities and Stockholders' Deficit

Current Liabilities:
  Accounts payable and accrued liabilities                         $    52,192    $    24,016    $   250,113
  Interest and dividends payable - preferred stock                      33,202           --             --
  Convertible debentures and accrued interest                             --          261,287           --
  Capitalized lease obligations - current portion                       25,310           --           27,290
                                                                   -----------    -----------    -----------
Total Current Liabilities                                              110,704        285,303        277,403
                                                                   -----------    -----------    -----------
Capitalized Lease Obligations - long term portion                      101,419         92,893         88,793
                                                                   -----------    -----------    -----------
Commitments and Contingencies

Stockholders' Deficit:

Preferred stock, 20,000,000 authorized
Series A preferred stock, par value $.01 7% non-cumulative
 dividend; authorized 2,250,000 shares; issued and outstanding
 2,019,298 at September 30, 2005, 1,755,000 at December 31, 2004
 and -0- shares at December 31, 2003                                   355,000           --          403,859

Common Stock, $.01 par value; authorized, 30,000,000 shares;
 issued and outstanding, 12,221,973at September 30, 2005,
 8,587,187 at December 31, 2004 and 8,102,167 shares
 at December 31, 2003                                                   85,872         81,022        122,220

Additional Paid-in Capital                                             482,832        276,520      1,562,368
Stock Subscription Receivable                                             --          (43,000)          --
Accumulated Deficit                                                 (1,013,769)      (417,672)    (2,357,940)
                                                                   -----------    -----------    -----------
Total Stockholders' Deficit                                            (90,065)      (103,130)      (269,493)
                                                                   -----------    -----------    -----------
Total Liabilities and Stockholders' Deficit                        $   122,058    $   275,066    $    96,703
                                                                   ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements

                                  NeoStem, Inc.

                            Statements of Operations

                                                          Years Ended December 31,          Nine Months Ended September 30,
                                             --------------------------------------------   -----------------------------
                                                 2004            2003            2002            2005            2004
                                             ------------    ------------    -------------  -------------    ------------
                                                                                             (Unaudited)     (Unaudited)
Revenues                                     $     25,050    $       --      $       --      $        450    $     16,825

Direct Costs                                      (53,302)           --              --          (374,871)       (144,962)
                                             ------------    ------------    ------------    ------------    ------------

        Gross Profit (Loss)                       (28,252)           --              --          (374,421)       (128,137)

Selling, general and administrative              (500,588)       (356,523)         (3,504)       (936,089)       (265,128)
                                             ------------    ------------    ------------    ------------    ------------

        Operating loss                           (528,840)       (356,523)         (3,504)     (1,310,510)       (393,265)

Other income (expense):
        Interest expense                          (67,257)        (57,625)            (20)        (33,661)        (34,941)
                                             ------------    ------------    ------------    ------------    ------------

                                                 (596,097)       (414,148)         (3,524)     (1,344,171)       (428,206)

Provision for income taxes                           --              --              --              --              --
                                             ------------    ------------    ------------    ------------    ------------
Net Loss                                     $   (596,097)   $   (414,148)   $     (3,524)   $ (1,344,171)   $   (428,206)
                                             ============    ============    ============    ============    ============

Net Loss Per Common Share                    $      (0.07)   $      (0.06)   $      (0.00)   $      (0.13)   $      (0.05)
                                             ============    ============    ============    ============    ============

Weighted Average Common Shares Outstanding      8,344,677       7,051,084       3,000,000      10,404,580       8,157,007
                                             ============    ============    ============    ============    ============

The accompanying notes are an integral part of these financial statements


                                  NeoStem, Inc.

                       Statements of Stockholders' Deficit


                                          Preferred Stock        Common Stock      Additional     Stock
                                     ---------------------  --------------------    Paid       Subscription Accumulated
                                       Shares      Amount     Shares    Amount    In Capital    Receivable    Deficit    Total
                                     ----------- ---------  ----------- -------- ------------  ----------- ----------- ----------

Balance at July 12, 2002                         $                   -  $      -  $         -  $       -   $         -  $       -
Sales of common stock                                        6,000,000    60,000       60,000   (118,000)            -      2,000
Net loss                                                             -         -            -          -      (3,524)      (3,524)
                                     ----------- ---------  ----------  --------  ------------ ----------- ----------------------
Balance at December 31, 2002                                 6,000,000    60,000       60,000   (118,000)      (3,524)     (1,524)
Sales of common stock                                        1,426,667    14,267       38,533                              52,800
Collection of stock subscription
  receivable                                                                                      75,000                   75,000
Issuance of common stock for services                          675,000     6,755       21,992                              28,747
Issuance of common stock
  warrants as additional interest                                                      49,795                              49,795
Issuance of common stock warrants
  for  services                                                                       106,200                             106,200
Net loss                                                             -         -            -                (414,148)   (414,148)
                                     ----------- ---------  ----------  -------- ------------- ---------- ------------ ----------
Balance at December 31, 2003                                 8,102,167    81,022      276,520    (43,000)    (417,672)   (103,130)
Sales of common stock                                          106,000     1,060       20,140                              21,200
Issuance of preferred stock
  upon conversion of debt             1,755,000   355,000                                                                 355,000
Collection of stock
  subscription receivable                                                                         43,000                   43,000
Exercise of common stock warrants                              160,000     1,600        3,200                               4,800
Issuance of common stock
  warrants as additional interest                                                      19,527                              19,527
Issuance of common stock
  warrants for  services                                                               19,145                              19,145
Issuance of common stock for services                          219,020     2,190      144,300                             146,490
Net loss                                                                                                     (596,097)   (596,097)
                                     ----------  ---------  ----------  -------- ------------- ---------- ------------ ----------
Balance at December 31, 2004          1,755,000   355,000    8,587,187    85,872      482,832           -  (1,013,769)    (90,065)
Sales of common stock                                           15,000       150        2,850                               3,000
Issuance of common stock for services                        3,619,786    36,198    1,076,686                           1,112,884
Issuance of preferred stock
  upon conversion
  of accrued interest                   264,298    48,859                                                                  48,859
Net loss                                                                                                   (1,344,171) (1,344,171)
                                     ----------- ---------  ----------  -------- ------------- ---------- ----------- -----------
Balance at September 30, 2005
(unaudited)                           2,019,298  $403,859   12,221,973  $122,220  $ 1,562,368  $       -   (2,357,940)   (269,493)
                                     =========== =========  ==========  ======== ========================= =========== ===========

The accompanying notes are an integral part of these financial statements

                                  NeoStem, Inc.

                            Statements of Cash Flows


                                                                                                              Nine Months
                                                                    Years Ended December 31,               Ended September 30,
                                                             ---------------------------------------- ---------------------------
                                                                2004            2003         2002        2005            2004
                                                             -----------    ------------ ------------ -----------   -------------
                                                                                                      (Unaudited)    (Unaudited)
Cash Flows from Operating Activities:
     Net loss                                                $  (596,097)   $  (414,148) $    (3,524) $(1,344,171)   $  (428,206)
     Adjustments to reconcile net loss to net cash used in
         operating activities:
              Common stock issued as
                 payment for services rendered                   146,490         28,747         --      1,112,884         84,160
              Common stock warrants issued
                 as payment for interest                          19,527         49,795         --           --           19,527
              Common stock warrants issued
                 as payment for services rendered                 19,145        106,200         --           --           13,287
              Depreciation                                        24,292            514         --         19,263         16,971
              Changes in operating assets and liabilities :
                  Prepaid expenses and other current assets       10,556        (13,056)        --          2,500          8,382
                 Other assets                                       (100)        (5,400)        --           --             --
                  Accounts payable, accrued expenses
                    and other current liabilities                 64,399         29,071        2,000      208,726         21,287
                                                             -----------    -----------  -----------  -----------    -----------
Net Cash  Used in Operating Activities                          (311,788)      (218,277)      (1,524)        (798)      (264,592)
                                                             -----------    -----------  -----------  -----------    -----------
Cash Flows from Investing Activities:
     Acquisition of property and equipment                       (13,723)        (2,573)        --           --          (13,723)
                                                             -----------    -----------  -----------  -----------    -----------
Net Cash Used in  Investing Activities                           (13,723)        (2,573)        --           --          (13,723)
                                                             -----------    -----------  -----------  -----------    -----------
Cash Flows from Financing Activities:
     Net proceeds from issuance of capital stock                  21,200         52,800        2,000        3,000           --
    Net proceeds from exercise of warrants                         4,800           --           --           --             --
     Proceeds from stock subscription receivable                  43,000         75,000         --           --           22,000
    Principal payments on capitalized leases                      (2,228)          --         (5,794)        --
    Net proceeds from sales of convertible debt                  100,000        255,000         --           --          100,000
                                                             -----------    -----------  -----------  -----------    -----------
Net Cash Provided by (Used In) Financing Activities              166,772        382,800        2,000       (2,794)       122,000
                                                             -----------    -----------  -----------  -----------    -----------
Net (Decrease) Increase  in Cash and Cash Equivalents           (158,739)       161,950          476       (3,592)      (156,315)
Cash and Cash Equivalents,  beginning of period                  162,426            476         --          3,687        162,426
                                                             -----------    -----------  -----------  -----------    -----------
Cash and Cash Equivalents,  end of period                    $     3,687    $   162,426  $       476  $        95    $     6,111
                                                             ===========    ===========  ===========  ===========    ===========


The accompanying notes are an integral part of these financial statements


                                  NeoStem, Inc.

                                                       Years ended December 31,
                                                     ------------------------------
                                                       2004       2003       2002
                                                     --------   --------   --------
Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest                                           $ 22,575   $  1,543   $     20
                                                     ========   ========   ========
Supplemental schedule of non-cash investing
  and financing activities

Issuance of common stock for services rendered       $146,490   $ 28,747         $-
                                                     ========   ========   ========


The Company entered into two capital lease obligations of approximately $27,000 and one capital lease obligation of approximately $91,000 during the years ended December 31, 2004 and 2003, respectively, for the purchase of laboratory equipment.

On August 31, 2004, convertible notes in the amount of $355,000 were converted into 1,755,000 shares of Series A preferred stock.



The accompanying notes are an integral part of these financial statements

NOTE 1 - THE COMPANY

                  NeoStem, Inc. (hereinafter referred to as the "Company") was incorporated in California on July 12, 2002 under the name Second Chance Stem Cells, Inc. The Company was known as Second Chance Stem Cells, Inc. until it changed its name on November 22, 2002, to NeoStem, Inc. From its inception through September 30, 2005, the Company was engaged in the sale of adult stem cell processing and banking services and medical imaging products.

                  In October, 2003 the Company leased, for 15 months, laboratory space in a research facility at Cedars Sinai Hospital in Los Angeles, CA. and entered into a services agreement with Apheresis Services of Southern California, Inc. to provide adult stem cell collection services. In December, 2003 the Company purchased approximately $120,000 of equipment in the form of capital leases to outfit its laboratory for processing, cryopreservation and storage of adult stem cells. In May, 2004, after a validation process and inspection and approval by the State of California, the Company received a biologics license and commenced commercial operations. As such, the Company is no longer considered to be a development stage Company. In January, 2005 the Company moved its adult stem cell processing and storage facility to Good Samaritan Hospital because its lease at Cedars Sinai Hospital was not renewed. The Company was compelled to cease operations because it did not have sufficient assets to complete the revalidation of the laboratory at Good Samaritan Hospital and the Company's biologics license was suspended. In October, 2005 the Company has restarted the validation of the laboratory at Good Samaritan Hospital and is currently seeking a new biologics license from the State of California.

                  In September 2005, the Company entered into a financing agreement with Phase III Medical, Inc. that called for Phase III Medical to invest $500,000 in exchange for a royalty on future sales.

                  At September 30, 2005, the Company had a cash balance of $95, deficit working capital of $277,308 and a stockholders' deficit of $269,493. In addition, the Company sustained losses of $1,344,171, $ 596,097 and $ 414,448 for the nine months ended September 30, 2005 and the two fiscal years ended December 31, 2004 and 2003 respectively. The Company's lack of liquidity combined with its history of losses raises substantial doubt as to the ability of the Company to continue as a going concern. The financial statements of the Company do not reflect any adjustments relating to the doubt of its ability to continue as a going concern.

                  On December 7, 2005, the Company signed an agreement to sell its business and operations to Phase III Medical, Inc. ("Phase III") for a purchase price of $350,000 which will be financed through the issuance of 5,000,000 shares of common stock of Phase III.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's principal financial instruments consist of its note payable and capitalized lease obligations. The Company believes that the carrying amount of the note payable approximates the fair value as the interest rates approximate the current prevailing interest rate. The fair value of the capitalized lease obligations was estimated using a discounted cash flow analysis, based on the Company's assumed incremental borrowing rates for similar types of borrowing arrangements. The carrying amount for the capitalized lease obligations approximates fair value.

STOCK BASED COMPENSATION - The fair value of warrants or stock exchanged for services from non employees is expensed over the period benefited. The warrants are valued using the Black-Scholes option-pricing model.

CASH EQUIVALENTS: Short-term cash investments, which have a maturity of ninety days or less when purchased, are considered cash equivalents in the statement of cash flows.

CONCENTRATIONS OF CREDIT-RISK: Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash. The Company places its cash accounts with high credit quality financial institutions, which at times may be in excess of the FDIC insurance limit.

PROPERTY AND EQUIPMENT: The cost of property and equipment is depreciated over the estimated useful lives of the related assets of 5 years. Depreciation is computed on the straight-line method. Repairs and maintenance expenditures that do not extend original asset lives are charged to expense as incurred.

INCOME TAXES: The Company, in accordance with SFAS 109, "Accounting for Income Taxes", recognizes (a) the amount of taxes payable or refundable for the current year and, (b) deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an enterprise's financial statement or tax returns.

COMPREHENSIVE INCOME (LOSS): Refers to revenue, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' equity. At December 31, 2004, 2003 and 2002 there were no such adjustments required.

NET (LOSS) INCOME PER COMMON SHARE: The basic net (loss) income per share is computed using weighted average number of common shares outstanding for the applicable period. The dilutive (loss) income per share is computed using the weighted average number of common shares plus common shares plus common equivalent shares outstanding, except if the effect on the per share amounts, including equivalents, would be anti-dilutive.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In December 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51," as revised. A Variable Interest Entity ("VIE") is an entity with insufficient equity investment or in which the equity investors lack some of the characteristics of a controlling financial interest. Pursuant to FIN 46, an enterprise that absorbs a majority of the expected losses of the VIE must consolidate the VIE. The full adoption of FIN 46 in fiscal 2004 did not have a material effect on the Company's financial position and results of operations.

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment" ("SFAS No. 123(R)"). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this statement are effective for small business filers the first interim reporting period that begins after June 15, 2005.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets", an amendment of Accounting Principles Board ("APB") Opinion No. 29, which differed from the International Accounting Standards Board's ("IASB") method of accounting for exchanges of similar productive assets. Statement No. 153 replaces the exception from fair value measurement in APB No. 29, with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance. The statement is to be applied prospectively and is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that SFAS No. 153 will have a material impact on its results of operations or cash flows.

ADVERTISING POLICY: All expenditures for advertising are charged against operations as incurred. Advertising costs amounted to $2,270, $8,489, $12,674, $0 and $0 for the nine months ended September 30, 2005 and 2004, and for the years ended December 31, 2004, 2003, and 2002 respectively.

REVENUE RECOGNITION: The Company recognizes revenue upon completion of the stem cell collection service equally over the annual period for the banking of the collected stem cells.

INTERIM FINANCIAL STATEMENTS - The unaudited financial statements for the nine months ended September 30, 2005 and 2004 reflect all adjustments, consisting only of normal recurring accruals which are in the opinion of management necessary for fair statement of the results for the period. The results of operations are not necessarily indicative of the results expected for the fiscal year.

NOTE 3 - PROPERTY AND EQUIPMENT

The summary of the Company's property and equipment is as follows:

                                                                          September
                                                  December 31,            30,
                                                  2004         2003       2005
                                                ---------    ---------    ---------
Office equipment                                $  18,293    $   2,572    $  18,293
Laboratory equipment                                4,758         --          4,758
Laboratory equipment under capitalized leases     112,126       92,126      112,126
                                                ---------    ---------    ---------
                                                  135,177       94,698      135,177
Less: accumulated depreciation                    (24,806)        (514)     (44,069)
                                                ---------    ---------    ---------
Property and equipment - net                    $ 110,371    $  94,184    $  91,108
                                                =========    =========    =========

Included in laboratory equipment are certain assets having a gross value of approximately $118,000 and accumulated depreciation of $20,000 leased under capital leases.

NOTE 4 - CONVERTIBLE DEBENTURES

Commencing in July 2003 through December 2003, the Company sold convertible promissory notes resulting in total proceeds to the Company of $255,000. The notes accrued interest at 7% per annum and were convertible into Series A Preferred Stock at the earlier of the completion of an aggregate of equity financing in the amount of $1,000,000 or August 31, 2004. The conversion would occur at the same rate as the equity financing or $.20 per share on August 31, 2004. In 2004, the Company sold an additional $100,000 of convertible debentures. On August 31, 2004, convertible notes in the amount of $355,000 were converted to 1,775,000 shares of Series A Preferred Stock. On June 30, 2005, the accrued interest on the convertible debt in the amount of $48,859 was converted to 244,145 shares of Series A Preferred Stock in lieu of payment.

NOTE 5 - CAPITALIZED LEASE OBLIGATIONS

The Company  purchased  laboratory  equipment under two capitalized  leases (See
Note 3). The depreciation expense recorded in the year ended December 31, 2004 and nine months ended September 30, 2005 and 2004 amounted to $20,424, $16,818 and $14,818 respectively.

The future minimum lease payments of capital leases and the present value of the net minimum lease payments as of December 31, 2004 are as follows:

              Years Ended December 31,

              2005                                               $  40,213
              2006                                                  41,131
              2007                                                  39,519
              2008                                                  37,906
              2009                                                  17,471
                                                                 ---------
              Minimum lease payments                               176,240
              Less amount representing interest                     49,511
                                                                 ---------
              Present value of net minimum lease payments          126,729
                      Less: current maturities                      25,310
                                                                 ---------
              Long-term portion of capitalized lease obligations $ 101,419
                                                                 =========

NOTE 6 - STOCKHOLDERS' EQUITY

(a) SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK:

In connection with the sale of convertible debentures, (see Note 4) the Company issued 1,775,000 shares of Series A Preferred Stock on August 31, 2004 and 244,298 shares of Series A Preferred Stock on June 30, 2005 for a total outstanding of 2,019,298 as of September 30, 2005. The following summarizes the terms of Series A Preferred Stock as more fully set forth in the Certificate of Designation. The Series A Preferred Stock shall be entitled to receive in any fiscal year, when, if and as declared by the Board of Directors, a non-cumulative dividend in the amount equal to 7% of $.20 per share of Series A Preferred Stock per annum (the "Preferential Dividend"), before any cash dividends are paid to the holders of record of Common Stock. Thereafter, the holders of record of the Series A Preferred Stock and Common Stock shall share ratably in any additional dividends during such fiscal year or an as converted basis. So long as any Series A Preferred Stock remains outstanding, no dividend shall be paid to the holders of record of Common Stock (other than a dividend in shares of Common Stock) without the consent of the holders of record of a majority of the shares of Series A Preferred Stock then outstanding and no dividend may be paid on the Common Stock so long as dividends previously or concurrently declared on the Series A Preferred Stock remain unpaid. The Company is authorized to issue up to 20,000,000 shares of preferred stock.

(b) COMMON STOCK:

The Company was initially funded in 2002, by the founders with a collective contribution of cash and a receivable of $118,000 in exchange for 6,000,000 of the Company's Common Shares. In June 2003, the Board of Directors authorized the issuance of 1,150,000 of the Company's Common Shares to an Officer of the Company in exchange for $32,500 of previous unpaid services and $25,000 in cash. In September, 2003 this Officer elected to take a partial payment of $25,000 for prior unpaid services. The Officer immediately returned the $25,000 to the Company for the cash component and forgave $7,500 of compensation owed in exchange for 650,000 of the Company's Common Shares. In July, 2003 the Company issued 926,667 of the Company's Common Shares to another investor for cash of $27,800. In August, 2003 the Board of Directors authorized the issuance of Convertible Promissory Notes "Promissory Notes" to raise $355,000 of capital. The terms of these Promissory Notes called for interest to accrue at the rate of 7% per annum and to convert into Series A Preferred Stock upon the earlier of a closing of a round of equity financing of $1,000,000 or August 31, 2004. The Promissory Notes would convert into Series A Preferred Stock based on the per share value of the equity financing or $.20/share if no equity financing occurred before August 31, 2004. The Promissory Notes were converted into Series A Preferred Stock on August 31, 2004 and on June 30, 2005, the combined principal and interest of $403,859 was converted into 2,019,295 preferred shares. In order to provide the Company with working capital at various times in the third and fourth quarters of 2005 certain officers and founders purchased 145,000 of common shares for $29,000. The Company is authorized to issue up to 30,000,000 shares of common stock.

(c) WARRANTS:

The Company has issued common stock purchase warrants from time to time to investors in private placements, certain vendors, Advisory Board members and consultants to the Company.

In the year ended December 31, 2003, the Company issued a 10 year warrant to purchase 50,000 shares of its Common Stock to its legal counsel at an exercise price of $.05. The fair value of these warrants was $9,993 at December 31, 2003 which was charged to expense. In addition, the Company issued a 5 year warrant to purchase one share of its Common Stock at an exercise price of $.07 to its holders of convertible debt for each $1.00 of debt as additional interest. This amounted to 255,000 warrants with a fair value at December 31, 2003 of $49,795 which was charged to expense. The Company issued 5 year warrants to purchase 424,000 shares of its Common Stock at an exercise price of $.07 to Advisory Board members and vendors in exchange for services. The fair value at December 31, 2003 related to these warrants was $ 83,646 which was charged to expense. The Company issued a 5 year warrant to an Advisory Board member to purchase 20,000 shares of its Common Stock at an exercise price of $.05 in exchange for services which had a fair value of $3,955 at December 31, 2003 which was charged to expense. The Company issued 5 year warrants to purchase 24,000 shares of its Common Stock at an exercise price of $.154 to an Advisory Board member and a vendor in exchange for services. The fair value at December 31, 2003 related to these warrants was $ 4,701 which was charged to expense. The Company issued a 5 year warrant to a vendor to purchase 20,000 shares of its Common Stock at an exercise price of $.20 in exchange for services which had a fair value of $3,905 at December 31, 2003 which was charged to expense.

In the year ended December 31, 2004, the Company issued a 5 year warrant to purchase one share of its Common Stock at an exercise price of $.07 to additional purchasers of convertible debt for each $1.00 of debt as additional interest. This amounted to 100,000 warrants with a fair value at December 31, 2004 of $19,527 which was charged to expense. In addition, the Company issued 5 year warrants to purchase 90,000 shares of its Common Stock at an exercise price of $.20 to three Advisory Board members and a vendor in exchange for services. The fair value at December 31, 2004 related to these warrants was $ 17,575 which was charged to expense. The Company issued a 5 year warrant to a vendor to purchase 5,500 shares of its Common Stock at an exercise price of $.154 in exchange for services which had a fair value of $1,077 at December 31, 2004 which was charged to expense. The Company issued a 5 year warrant to a vendor to purchase 2,500 shares of its Common Stock at an exercise price of $.07 in exchange for services which had a fair value of $493 at December 31, 2004 which was charged to expense.

A total of 838,500 shares of common stock are reserved for issuance upon exercise of outstanding warrants as of December 31, 2004 at prices ranging from $.05 to $.20 and expiring through December 2009. During the year ended December 31, 2004, 160,000 warrants were exercised at an exercise price of $.03 resulting in proceeds to the Company of $4,800.

NOTE 7 - INCOME TAXES

Deferred tax assets consisted of the following as of:




                                             December 31,               September 30,
                                             ------------------------   ------------
                                                2004          2003       2005
                                             ----------    ----------   ------------
Net operating loss carryforwards             $ 1,013,769   $  417,672      2,357,940
Deferred tax asset valuation allowance        (1,103,769)    (417,672)    (2,357,940)
                                             -----------   ---------    ------------
                                             $         -   $        -   $          -
                                             ===========   ==========   ============

The provision for income taxes is different than the amount computed using the applicable statutory federal income tax rate with the difference for each year summarized below:


                                                                         Nine Months
                                          Year Ended December 31,     Ended September 30,
                                        -----     -----     -----     -------------------
Federal tax benefit at statutory rate   (34.0%)   (34.0%)   (34.0%)   (34.0%)   (34.0%)
Change in valuation allowance            34.0%     34.0%     34.0%     34.0%     34.0%
                                        -----     -----     -----     -----     -----
Provision for income taxes               0.00%     0.00%     0.00%     0.00%     0.00%
                                        =====     =====     =====     =====     =====


The Tax Reform Act of 1986 enacted a complex set of rules limiting the utilization of net operating loss carryforwards to offset future taxable income following a corporate ownership change. The Company's ability to utilize its NOL carryforwards is limited following a change in ownership in excess of fifty percentage points during any three-year period. As of December 31, 2004, the Company had approximately $2,358,000 of NOL carryforwards which expire at various dates through 2024.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

LEASES

In October 2003, the Company entered into a 15 month lease for its laboratory and research facility at Cedars Sinai Hospital in Los Angeles, CA. for the purpose of collecting and storing adult stem cells. In January 2005, the Company moved its adult stem cell processing and storage facility to Good Samaritan Hospital because its lease at Cedars Sinai Hospital was not renewed. The new lease is for a period of 12 months through December 31, 2005 at a monthly rental of $2,172.

The Company also leases office space on a month-to-month basis from Symbion Research International at a monthly rental of $1,687.

Rent expense was approximately $95,000, $17,000, and $0 for the years ended December 31, 2004, 2003, and 2002, respectively, and $28,000 and $72,000 for the nine months ended September 30, 2005 and 2004, respectively.

LITIGATION

In December 2005, the Company settled a claim made against them in August 2005 by a former executive officer. The Company agreed to pay the former officer $20,000 and issued 1,550,000 shares of common stock. The Company has accrued $75,000 as a result of the settlement reached in the nine months ended September 30, 2005 financial statements.

The Company is involved in various litigation arising during the normal course of business which, in the opinion of the management of the Company, will not have a material effect on the Company's financial position, results of operations, or cash flows.

NOTE 9 - RELATED PARTIES

A business development consulting firm owned by one of the Company's Officers was paid for services in both cash and warrants to purchase common stock. Warrants were issued in the year ended December 31, 2003 to purchase 200,000 shares of the Company's Common Stock at an exercise price of $.07 per share of common stock. The Company recorded an expense of $39,456 as a result of issuing these warrants. The Company incurred additional expenses of approximately $28,000 and $30,000 for the years ended December 31, 2004 and 2003, respectively.

                             Phase III Medical, Inc.
                       Proforma Consolidated Balance Sheet
                               September 30, 2005





                                                    Historical                            Proforma
                                            ---------------------------    ----------------------------------------
                                              Phase III       NeoStem        Adjustments            Consolidated
                                            -------------  ------------    ---------------       ------------------
    Unearned revenues                             33,806                                                   33,806

    Series A mandatorily redeemable
    convertible preferred stock                  681,174                                                  681,174

    Capitalized   lease   obligations  -
    long term portion                                           88,793                                     88,793
                                            -------------   -----------    ---------------        -----------------
    Total liabilities                          2,587,256       366,196            174,000                  174,000
                                            -------------   -----------    ---------------        -----------------
    Stockholders deficit:
    Preferred  stock; authorized
    5,000,000 shares

    Series  B   convertible   redeemable
    preferred stock,  liquidation value,
    10  shares   of  common   stock  per
    share:    $0.01    par    value    ;
    authorized,  825,000 shares:  issued
    and outstanding, 10,000 shares                   100                                                       100

    Series A preferred  stock, par value
    $0.01  7%  non-cumulative  dividend;
    authorized 2,250,000 shares;  issued
    and outstanding 2,019,298                                  403,859           (403,859)(3)                     -

    Common  stock,   $0.001  par  value;
    authorized,    250,000,000   shares;
    issued  and  outstanding  53,256,843
    shares                                        53,257                           50,000 (3)              103,257

    Common   stock   $0.01  par   value,
    authorized,  30,000,000,  issued and
    outstanding, 12,221,973                                     22,220           (122,220)(3)                    -

    Additional paid-in capital                11,151,500     1,562,368            300,000 (3)           11,451,500
    Accumulated deficit                                                        (1,562,368)(3)                    -
                                             (13,728,413)   (2,357,940)         2,357,940 (3)          (13,728,413)
                                            -------------   -----------    ---------------        -----------------
    Total stockholders' deficit               (2,523,556)     (269,493)           619,493                  619,493
                                            -------------   -----------    ---------------        -----------------
                                            $     63,700    $   96,703     $      793,493         $        793,493
                                            =============   ===========    ===============        =================

See accompanying notes to proforma consolidated financial statements.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Consideration to be provided by Phase III Medical, Inc. ("Phase III") in the Asset Purchase is $350,000 which is to be financed through the issuance of 5,000,000 shares of common stock of Phase III. This consideration will be allocated to the tangible and identifiable intangible assets acquired according to their respective values at the closing of the transaction.

The unaudited pro forma statements of operations of Phase III for the nine months ended September 30, 2005 and the year ended December 31, 2004, give effect to (i) the Asset Purchase, applying the purchase method of accounting and
(ii) certain adjustments that are directly attributable to the Asset Purchase as if the transaction was consummated as of January 1, 2004.

In the opinion of Phase III and NeoStem, Inc. management, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Asset Purchase and sale of certain assets been consummated as of the dates indicated or the results that may be obtained in the future.

These unaudited pro forma financial statements and notes thereto should be read in conjunction with the Phase III consolidated financial statements and the notes thereto as of and for the year ended December 31, 2004 and Phase III consolidated financial statements and the notes thereto for the nine month period ended September 30, 2005.

PROFORMA BALANCE SHEET (UNAUDITED)

                             Phase III Medical, Inc.
                       Proforma Consolidated Balance Sheet
                               September 30, 2005





    ASSETS                                          Historical                            Proforma
                                            ---------------------------    ----------------------------------------
                                              Phase III       NeoStem        Adjustments            Consolidated
                                            -------------  ------------    ---------------       ------------------
    Cash and equivalents                     $    10,377  $         95     $          (95) (3)   $          10,377
    Prepaid expenses and other current assets     24,218                                                    24,218
                                             -----------  ------------     ---------------       ------------------
    Total current assets                          34,595            95                (95)                  34,595

    Property and equipment, net                    1,978        91,108                                      93,086
    Deferred acquisition costs                    24,127                                                    24,124
    Other assets                                   3,000         5,500                                       8,500

    Goodwill                                                                      793,588 (3)              793,588
                                            ------------- ------------     ---------------       ------------------
                                             $    63,700  $     96,703     $      793,493        $         953,896
                                            ============= ============     ==============        ==================
    LIABILITIES AND STOCKHOLDERS' DEFICIT

    Current liabilities:
    Interest  and  dividends payable  -
      preferred stock                        $   516,643  $                $                     $         516,643
    Accounts payable and accrued expenses        380,372       250,113                                     630,485
    Accounts payable and accrued
      expenses - related parties                 327,261                          174,000 (3)              501,261
    Notes payable                                400,000                                                   400,000
    Notes payable - related parties              148,000                                                   148,000
    Convertible debentures, related party        100,000                                                   100,000
    Capitalized   lease   obligations  -
    current portion                               27,290                                                    27,290
                                            -------------   -----------    ---------------        -----------------
    Total current liabilities                  1,872,276       277,403            174,000                2,323,679


See accompanying notes to proforma consolidated financial statements.

PROFORMA STATEMENT OF OPERATIONS (UNAUDITED)

                               Phase III Medical, Inc.
                    Proforma Consolidated Statement of Operations
                        Nine Months Ended September 30, 2005


                                                     Historical                              Proforma
                                            -----------------------------   --------------------------------------
                                             Phase III         NeoStem         Adjustments           Consolidated
                                            ------------    -------------   ---------------         --------------
    Earned revenues                         $     28,201    $         450   $                        $      28,651

    Direct costs                                 (19,770)        (374,871)                                (394,641)
                                            ------------    -------------   ---------------          -------------

    Gross profit                                   8,431         (374,421)                                (365,990)

    Selling, general and administrative       (1,112,331)        (936,089)                              (2,048,420)
    Purchase of medical royalty stream            (6,540)               -                                   (6,540)
                                            ------------    --------------   ---------------         -------------

    Operating loss                           (1,110,440)       (1,310,510)                              (2,414,410)

    Other income (expense):
    Interest expense                            (71,884)          (33,661)                                (105,545)
    Interest   expense   -  Series  A
    mandatorily  redeemable
    convertible preferred stock                  (35,763)                                                  (35,763)
                                            ------------    --------------   ---------------         -------------
    Net loss                                $  1,218,087)   $  (1,344,171)   $                       $  (2,555,718)
                                            ============    ==============   ===============         =============
    Net loss per common share               $      (0.03)   $                $                       $       (0.05)
                                            ============    ==============   ===============         =============
    Weighted average common shares
      outstanding                             46,257,323                          5,000,000 (2)         51,257,323
                                            ============    ==============   ===============         =============


See accompanying notes to proforma consolidated financial statements

PROFORMA STATEMENT OF OPERATIONS (UNAUDITED)

                               Phase III Medical, Inc.
                    Proforma Consolidated Statement of Operations
                            Year Ended December 31, 2004


                                                     Historical                              Proforma
                                            -----------------------------   --------------------------------------
                                             Phase III         NeoStem         Adjustments           Consolidated
                                            ------------    -------------   ---------------          -------------
    Earned revenues                         $     48,561    $      25,050  $                       $        73,611

    Direct costs                                 (33,885)         (53,302)                                 (87,187)
                                            ------------    -------------   ---------------          -------------
    Gross profit                                  14,676          (28,252)                                 (13,576)

    Selling, general and administrative         (763,640)        (500,588)                              (1,264,228)
    Purchase of medical royalty stream          (725,324)               -                                 (725,324)
                                            ------------    -------------   ---------------          -------------
    Operating loss                            (1,474,288)        (528,840)                              (1,277,804)

    Other income (expense):
    Interest income                                  199
    Interest expense                            (226,599)         (67,257)                                (293,856)
    Interest   expense - Series A
    mandatorily redeemable
    convertible preferred stock                  (47,684)                                                  (47,684)
                                            ------------    -------------   ---------------          -------------
    Net loss                                $ (1,748,372)   $    (596,097)  $                        $  (1,619,344)
                                            ============    =============   ===============          =============
    Net loss per common share               $      (0.05)   $               $                        $       (0.04)
                                            ============    =============   ===============          =============
    Weighted  average common shares
    outstanding                               32,541,845                          5,000,000(2)          37,541,845
                                            ============    =============   ===============          =============

      See accompanying notes to proforma consolidated financial statements

                             PHASE III MEDICAL, INC.
               NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL
                                  INFORMATION

(1)      BASIS OF PRESENTATION

The purchase method of accounting has been used in the preparation of the accompanying unaudited proforma consolidated financial statements. Under this method of accounting the purchase consideration is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair value. For purposes of the unaudited proforma consolidated financial statements, the preliminary fair values of NeoStem's assets were estimated by NeosStem's and Phase III's management. The final allocation of the purchase price will be determined after the completion of the Asset Purchase and will be based on a comprehensive final evaluation of tangible and identifiable intangible assets acquired (including their estimated useful lives).

(2)      CONSIDERATION

Pursuant to the Purchase Agreement, NeoStem's common and preferred shareholders will receive 5,000,000 shares of Phase III common stock, which was issued at the closing.

(3)      ASSET PURCHASE

The preliminary allocation to the net assets purchased is as follows:

       Property and equipment                              $   91,108
       Other assets                                             5,500
       Goodwill                                               793,588
       Accounts payable and accrued liabilities              (250,113)
       Professional fees incurred in acquisition             (174,000)
       Capitalized lease obligations                         (116,083)
                                                           -----------
       Total consideration                                 $  350,000
                                                           ===========

All NeoStem assets not included above (including cash and cash equivalents) are removed in preparation of the unaudited pro forma consolidated financial statements because they are not being acquired by Phase III. A 100% valuation allowance was considered for deferred taxes.

The above pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the completion of the Asset Purchase and will be based on a comprehensive final evaluation of the fair value of NeoStem's tangible and identifiable intangible assets acquired at the time of the asset purchase.